Exhibit 99.2

USG CORPORATION

Offer to Exchange Its

6.30% Senior Notes due 2016

Which Have Been Registered Under the Securities Act of 1933

for Any and All Outstanding

6.30% Senior Notes due 2016

Pursuant to the Prospectus dated                     , 2007

To:	Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

We are enclosing herewith the materials listed below relating to the offer by USG Corporation, a Delaware corporation (the “Company”), to exchange its 6.30% Senior Notes due 2016 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus (as defined below) is a part, for its outstanding 6.30% Senior Notes due 2016 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2007 (as amended or supplemented from time to time, the “Prospectus”) of the Company and the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1.	Prospectus;

2.	Letter of Transmittal relating to the Outstanding Notes for your use and for the information of your clients;

3.	Notice of Guaranteed Delivery relating to the Outstanding Notes, to be used to accept the Exchange Offer if (a) certificates for the Outstanding Notes (the “Certificates”) are not immediately available, (b) the certificates, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent (as defined below) prior to prior to the Expiration Date (as defined below), or (c) the procedures for book-entry transfer cannot be completed on a timely basis;

4.	Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, to accompany the instructions referred to below, for obtaining the client’s instructions with regard to the Exchange Offer; and

5.	Instructions to Registered Holder from Beneficial Owner.

To participate in the Exchange Offer, a beneficial holder must either:

•

cause to be delivered to the Wells Fargo Bank, N.A. (the “Exchange Agent”), at the address set forth in the Letter of Transmittal, definitive certificated notes representing Outstanding Notes in proper form for transfer together with a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents; or

•

cause a DTC participant to tender such holder’s Outstanding Notes to the Exchange Agent’s account maintained at the Depository Trust Company (“DTC”) for the benefit of the Exchange Agent through DTC’s Automated Tender Offer Program (“ATOP”), including transmission of a computer-generated message that the holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal.

By complying with DTC’s ATOP procedures with respect to the Exchange Offer, the DTC participant confirms on behalf of itself and the beneficial owners of tendered Outstanding Notes all provisions of the Letter of

Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2007 (the “Expiration Date”), unless extended by the Company.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

Pursuant to the Letters of Transmittal, each holder of Outstanding Notes will represent to the Company that (1) the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act; (2) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business; (3) the undersigned is not participating in, and has no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of Exchange Notes to be received in the Exchange Offer; (4) if the undersigned or any beneficial owner is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations; (5) if the undersigned or any beneficial owner is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985; (6) the undersigned and each beneficial owner acknowledge and agree that any person who is a broker-dealer registered under the Securities Exchange Act of 1934 or is participating in the exchange offer for the purpose of distributing the Exchange Notes, must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters; (7) the undersigned and each beneficial owner understand that a secondary resale transaction described in clause (6) above and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC; and (8) the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes.

The enclosed document, Instructions to Registered Holder from Beneficial Owner, contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the exchange agents) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will not pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it.

Any questions regarding the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the exchange agent for the Exchange Offer at the address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

USG Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU, OR ANY OTHER PERSON, AN AGENT FOR THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU, OR ANY OTHER PERSON, TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.